Prudential U.S. Emerging Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					June 26, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                     Re: Prudential U.S. Emerging Growth Fund, Inc. (the Fund) File No. 811-07811


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Semi-Annual Report on Form N-SAR for Prudential U.S. Emerging Growth Fund, Inc.
for the semi-annual period ended April 30, 2003, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                      Very truly yours,



                                                   /s/ Maria G. Master
                                                       Maria G. Master
                                                       Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of June 2003.







Prudential U.S. Emerging Growth Fund, Inc.





Witness:/s/ Maria G. Master			By:/s/ Grace C. Torres
            Maria G. Master	  	               Grace C. Torres
            Secretary		      		       Treasurer





























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